SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[X]

Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

VALIC COMPANY I

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

AIG/VALIC INBOUND CALL FLOW

Thank you for calling, my name is < First name, Last name >. May I have your last name and mailing zip code so I can locate your information?

If the shareholder has an initial inquiry (i.e., reason for the call, questions regarding proposals, etc.)respond briefly to the inquiry and transition into retrieving their information in Proxy 01.
*Answer questions regarding the recent mailing and materials.
DO NOT put the SH on hold while searching.
May I also have your phone number?
*Use additional search methods if the SH cannot be found, i.e. NA search for last name.

ONCE FOUND:
Am I speaking with < SH First Name, Last Name >?
For confirmation may I have your mailing address?
This call is regarding the investment in the Valic Growth Fund.
*Remember to use Alternate Intro’s if necessary.

Would you like to vote along with the recommendation of the Board?

YES	NO

Thank you, I am recording a < FOR, AGAINST, ABSTAIN > vote on your Valic Growth Fund investment. We will send a printed confirmation to <street address>.	Use Appropriate Rebuttal Would you like to vote along with the Board?
Again, please confirm the City, State and Zip Code that we’ll be mailing your confirmation to?
AGENT NOTE: Read if applicable: And please note; if you hold shares of the VALIC		Shareholder Declines to vote
Growth Fund through a VALIC variable annuity contract within a non-qualified unfunded deferred compensation plan,	Shareholder Agrees to vote
your plan sponsor has the right to vote shares attributable to your contract, which if exercised will [override] the voting instructions that you are providing today.
Thank you for
Thank you for your time and your vote. Have a good day/evening.		your time. Have a good day/evening.

Inbound Call Flow	May 2019